SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) - February 15, 2005
                                                         -----------------


                                  CAPRIUS, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


     Delaware                        0-11914                     02-2457487
--------------------------------------------------------------------------------
 (State or other            (Commission File Number)            (IRS Employer
  jurisdiction                                               Identification No.)
of Incorporation)

                  One Parker Plaza, Fort Lee, New Jersey 07024
                  --------------------------------------------
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code - (201) 592-8838
                                                            --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES
            --------------------------------------

          On February 15, 2005, Caprius, Inc., a Delaware corporation (the "Company"), issued and sold to several investors (i) 45,000 shares of newly-created Series C Mandatory Convertible Preferred Stock (the "Series C Preferred Stock"), (ii) Series A Warrants to purchase an aggregate of 9,310,344 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $0.28 per share for a period of five years and
(iii) Series B Warrants to purchase an aggregate of 3,103,448 shares of Common Stock at an exercise price of $0.145 per share exercisable in nine months for five years from grant subject to termination upon a certain event, at an aggregate gross purchase price of $4.5 million (the "Placement").

          To fulfill conditions for the consummation of the Placement, (i) the holders of $1.5 million aggregate principal amount of 8% Senior Secured Convertible Promissory Notes issued by the Company from April 2004 through June 2004 (the "April Notes") have, pursuant to an Amendment and Conversion Agreement, amended and converted their Notes, together with accrued and unpaid interest thereon, into Series C Preferred Stock, (ii) the holders of $500,000 aggregate principal amount of promissory notes issued by the Company from January to March 2004 (the "January Notes") have, pursuant to an Exchange Agreement, exchanged their notes for Series C Preferred Stock, and (iii) the holders of loans to the Company in the aggregate principal amount of $145,923 (the "Loans") have, pursuant to the Exchange Agreement, exchanged 50% of their Loans for Series C Preferred Stock, with the remaining 50% of their Loans and all accrued interest thereon to be paid in cash. An aggregate of 21,681 shares of Series C Preferred Stock was issued upon these conversions and exchanges, valued at one share of Series C Preferred Stock for each $100 of principal or interest converted or exchanged.

          A post-closing covenant is for the Company to effect a 1-for-20 reverse stock split of its Common Stock (the "Reverse Split"). The Reverse Split would be effective after the Company files and distributes an Information Statement to its stockholders notifying them of the terms and effects of the Reverse Split. Upon the Reverse Split, the 66,681 outstanding shares of Series C Preferred Stock would be mandatorily converted into 2,299,345 shares of Common Stock (at the rate of $0.145 per share, subject to anti-dilution provisions). The Series C Preferred Stock is not convertible at the election of the holders.

          Contemporaneous with the consummation of the Placement, the Company entered into Registration Rights Agreements with the investors in the placement and the holders of the April Notes, pursuant to which the Company agreed to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the resale of the shares of Common Stock issuable upon conversion of their Series C Preferred Stock. The registration statement must be filed on or before April 18, 2005 and be declared effective by the Securities and Exchange Commission by June 15, 2005, otherwise the Company is to pay certain amounts to such holders as liquidated damages. The registration statement may include other shares of Common Stock for which the holders thereof have registration rights.

          In addition, George Aaron and Jonathan Joels, executive officers and directors of the Company, agreed to "lock-up" their shares of Common Stock for a period of two years. No sales may be made in the first year and up to 250,000 shares (on a pre-split basis) may be sold non-cumulatively each quarter in the second year.


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


          The net proceeds of the Placement, estimated at $4,050,000 after placement fees and expenses, will be utilized for the expansion of the Company's infectious medical waste disposal business, repayment of indebtedness of approximately $210,000, and for general working capital purposes. Restrictive legends were placed on the certificates for the Series C Preferred Stock and the related warrants.

          The Company retained Laidlaw & Company (UK) Limited ("Laidlaw") to serve as a selected dealer for the Placement. For its services, Laidlaw received a cash placement fee of $360,000, warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $.28 per share for a period of five years and reimbursement of certain expenses.

          The Company claims that the Placement as well as the issuances of the securities to the holders of the April Notes, the January Notes and the Loans were exempt from the registration provisions of the Securities Act by reason of
Section 4(2) of the Securities Act and Regulation D thereunder based upon representations made by the purchasers. In addition, restrictive legends were placed on the certificates for the Series C Preferred Stock and the related warrants.

          For more information regarding the transaction summarized above, reference is made to the Exhibits filed with this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

       (c)    Exhibits

              3.1 Certificate of Designations, Preferences and Rights of Series C Mandatory Convertible Preferred Stock.

              4.1      Form of Series A Warrant (granted February 15, 2005).

              4.2      Form of Series B Warrant (granted February 15, 2005).

              4.3      Form of Dealer Warrant (granted February 15, 2005).

              4.4      Form of Lock-Up Agreement with George Aaron and Jonathan
                       Joels.

              10.1 Purchase Agreement for the sale of 45,000 shares of Series C Preferred Stock and Series A and Series B warrants.

              10.2 Registration Rights Agreement, dated February 15, 2005, by and among the Company and the investors.

              10.3 Amendment and Conversion Agreement, dated February 15, 2005, by and among the Company and note holders.

              10.4 Exchange Agreement, dated February 15, 2005, by and among the Company and certain lenders.

              10.5 Registration Rights Agreement, dated February 15, 2005, by and among the Company and note holders.

              10.6.1 Financial Advisory Agreement, dated January 11, 2005, between the Company and Laidlaw & Company (UK) Ltd.

              10.6.2 Amendment to Financial Advisory Agreement, dated February 9, 2005.

              99.1     Press Release, dated February 17, 2005.


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


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CAPRIUS, INC.
                                                 -------------
                                                 (Registrant)


Dated:  February 18, 2005                        By: /s/ Jonathan Joels
                                                    ----------------------------
                                                         Jonathan Joels,
                                                         Chief Financial Officer